UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 2, 2007
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200
N/A (Former name or former address if changed since last report.)

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On March 2, 2007, A.T. Cross Company (the "Company") entered into a lease agreement with Albion Crossings, LLC to lease back a portion of its former facility at One Albion Road, Lincoln, Rhode Island for manufacturing, warehousing and office space. The inital term of this agreement is ten years with two extension options for five years each.

Section 8 - Other Events

Item 8.01 - Other Events

On March 2, 2007, the Company sold its manufacturing, warehouse and office facility at One Albion Road, Lincoln, Rhode Island to Albion Crossing, LLC for a gross sales price of $15.75 million. At the same time, the Company entered into a lease with Albion Crossing, LLC to lease back a portion of its former facility at One Albion Road, Lincoln, Rhode Island for manufacturing, warehousing and office space. The initial term of this lease is ten years with two extension options for five years each.

On March 5, 2007, A.T. Cross Company issued a press release announcing the completion of a sale leaseback transaction of its Rhode Island global headquarters and manufacturing facility.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

99.1 Lease Agreement

99.2 March 5, 2007 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
A. T. CROSS COMPANY (Registrant)
Date: March 8, 2007	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer